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                                                                  EXHIBIT 10.16

                                WBT Holdings LLC
                             2000 Stock Option Plan

       1. Purpose. The purpose of the Plan is to provide additional incentive to those officers, key employees, non-employee directors and consultants of WBT Holdings LLC (the "Company") and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such persons to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant nonqualified stock options ("Options") to acquire WBT Corp.(the "Corporation") common stock. From and after the consummation of a Public Offering, as hereunder defined, the Plan is intended, to the extent applicable, to satisfy the requirements of Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

       2.     Definitions. For purposes of the Plan:

              (a) "Agreement" means the written agreement evidencing the grant of an Option, and setting forth the terms and conditions thereof. Each Agreement shall be approved by the Board or the Committee.

              (b) "Board" means the Board of Managers of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "Committee" means a committee appointed by the Board to administer the Plan and to perform the functions set forth herein. Where the Board has failed to appoint such a Committee, the Committee shall be the Board. From and after the consummation of a Public Offering, the composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as

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defined in Section 162(m) of the Code, of the Corporation.

              (e) "Company" means WBT Holdings LLC, a Delaware limited liability company.

              (f) "Corporation" means WBT Corp., a Delaware corporation.

              (g) "Disability" means, with respect to an Optionee, if his or her employment is discontinued by reason of death or a physical or mental condition causing the Optionee's inability to substantially perform his or her duties with the Company or a Subsidiary, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company.

              (h) "Eligible Employee" means any officer or other key employee of the Company or a Subsidiary designated by the Board or Committee as eligible to receive Options subject to the conditions set forth herein.

              (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (j) "Fair Market Value" of a Share, as of a date of determination, shall mean (1) the closing sales price per Share on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (2) if the Shares are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith.

              (k) "LLC Agreement" means the Limited Liability Agreement of the Company dated as of February 9, 2000, as it may be amended from time to time.

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              (l) "Optionee" means a person to whom an Option has been granted under the Plan.

              (m) "Plan" means this WBT Holdings LLC 2000 Stock Option Plan, as amended from time to time.

              (n) "Public Offering" means the first underwritten initial public offering of Shares by the Corporation.

              (o) "Securities Act" means the Securities Act of 1933, as amended.

              (p) "Shares" means shares of the common stock, $.001 par value, of the Corporation (including any new, additional or different stock or securities resulting from a Change in Capitalization).

              (q) "Subsidiary" means any corporation or other entity of which the Company has, directly or indirectly, (i) ownership of securities or other interests having the power to elect a majority of the Board of Directors or similar governing body of such corporation or entity, or (ii) the power to direct the business and policies of that corporation or other entity.

               Terms used herein and not defined shall have the meaning ascribed to them in the LLC Agreement.

       3.     Administration.

              (a) The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

              (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

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                            (i) to determine those Eligible Employees,
              non-employee directors and consultants to whom Options shall be granted under the Plan and the number of Options to be granted to each Eligible Employee, non-employee director or consultant and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share of each Option;

                            (ii) to construe and interpret the Plan and the
              Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Optionees, as the case may be;

                            (iii) generally, to exercise such powers and to
              perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

       4. Stock Subject to Plan; Limitation on Grants.

              (a) The maximum number of Shares that may be issued pursuant to Options shall be 10% of the number of Shares of the Corporation outstanding from time to time (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted in accordance with Section 7).

              (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option), the Shares allocable to the unexercised portion of such Option may again be the subject of grants of Options hereunder.

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              (c) From and after the consummation of a Public Offering, the aggregate number of Shares with respect to which an Option or Options may be granted to any individual Optionee during any fiscal year shall not exceed [2,500,000].

       5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees, non-employee directors and consultants who will receive Options hereunder.

       6. Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

              (a) Purchase Price. The purchase price for Shares under each Option shall be set forth in the applicable Agreement.

              (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

              (c) Transferability. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, an Optionee may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Optionee pursuant to the Plan to members of his or her immediate family or household, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Optionee may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan (and the provisions of the LLC Agreement incorporated herein).

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              (d) Vesting. Each Option shall become exercisable as determined by the Board or Committee as set forth in the Agreement. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

              (e) Termination of Employment or Service. Unless otherwise set forth in an Agreement, if Optionee's employment or service with the Company or a Subsidiary is terminated for any reason, all Options that are not exercisable as of the date of such termination shall terminate as of the date of termination and all exercisable Options shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of 60 days immediately following the date of termination and shall terminate thereafter.

              (f) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by a cashless exercise procedure. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.

              (g) LLC Agreement. All Options granted pursuant to the Plan and all Shares acquired under the Plan shall be subject to and governed by certain sections of the LLC Agreement, as described below. For the purposes of the applicable sections of the LLC Agreement enumerated below, an Option granted hereunder shall be treated as if it were granted to a Management Member and a Share acquired under the Plan shall be treated as a Unit held by a Management Member.

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              (i) Options shall be governed by and subject to the provisions of
Article XI of the LLC Agreement.

              (ii) Shares shall be governed by and subject to the following provisions of the LLC Agreement:

                     (A) sections 8.1 and 8.2;

                     (B) prior to an IPO Event, all of the sections of Article
                     IX;

                     (C) all of the sections of Article X except for section
                     10.6;

                     (D) all of the sections of Article XI;

                     (E) all of the sections of Article 12 except for section 12.1; and

                     (F) all of the sections of Article XIII.

Notwithstanding clauses (i) and (ii) above, the rights and obligations hereunder shall terminate in accordance with Article XVI of the LLC Agreement.

                7. Adjustments.

            (a) Adjustment for Change in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock of the Corporation, or other property), re-capitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to (1) the number and kind of shares of stock of the Corporation issuable in respect of outstanding Options and/or (2) the exercise price of the Options.

            (b) Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding Shares shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other


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property pursuant to a re-capitalization, reclassification, merger, consolidation, combination or similar transaction ("Transaction"), then, unless otherwise determined by the Committee, (1) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option.

       8. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options outstanding on such date, and no Options may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time.

       Except as provided in Section 6(i) and 7 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, if such alteration or impairment would be material, except with the consent of the Optionee.

       (9) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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       10. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

              (a) give any person any right to be granted an Option other than at the sole discretion of the Board or the Committee;

              (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

              (c) limit in any way the right of the Company or its Subsidiaries to terminate the employment or service of any person at any time; or

              (d) be evidence of any agreement or understanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

       11. Regulations and Other Approvals; Governing Law.

              (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

              (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

              (c) Except as otherwise provided in Section 8, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

              (d) Each Option is subject to the requirement that, if at any time the Committee determines,

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in its absolute discretion, that the listing, registration or qualification of
Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option, or the issuance of Shares, no Options, shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

              (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to make such representations as the Committee deems appropriate, including, but not limited to a representation to the Company in writing that the Shares acquired by such Optionee are acquired for investment only and not with a view to distribution.

       12.    Miscellaneous.

              (a) Multiple Agreements. The terms of each Option, may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option, to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

              (b) Withholding of Taxes. The Company shall have the right to deduct from any payment to any Optionee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option, the Company shall have the right to require the Optionee,

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prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may permit an Optionee (or beneficiary or other person entitled to act on behalf of an Optionee) to elect to pay a portion or all of the amount requested by the Company for such taxes, at such time and in such manner as the Committee shall deem appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares or other Company securities or property, or other form of payment, or any combination thereof, owned by such person or that otherwise would be distributed to such person.

       13. Effective Date. The effective date of the Plan is shall be the date on which it is adopted by the Board.

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